UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Appointment of Principal Officers

On March 29, 2007, by action of the Registrant’s Board of Directors, the following changes were made with respect to the executive officers of the Registrant:

1.    R. SCOTT MONTGOMERY, age 37, was appointed to the office of Executive Vice President and Chief Operating Officer. Mr. Montgomery previously held the position of Senior Vice President of Worldwide Operations. Mr. Montgomery has been employed by the Registrant since 1993. He has held various positions during this time, including Director of U.S. Distributor Relations, Director of Domestic and International Operations and Director of International Development. Mr. Montgomery has a B.S. degree in Finance from Southwest Missouri State University, and is the son of Robert L. Montgomery, President and Chief Executive Officer of the Registrant and the brother of Ryan A. Montgomery, Executive Vice President, Worldwide Sales.

2.    CARL W. HASTINGS, age 65, was appointed to the office of Vice Chairman of the Board and Chief Scientific Officer. Previously, he held the position of Vice President of the Registrant. Dr. Hastings was re-elected to the Board of Directors in May 2005 and formerly served as a member of the Board of Directors from February 1990 until May 2004. Dr. Hastings holds B.S. and M.S. degrees and a Ph.D. degree in Food Science from the University of Illinois. For more than the past 30 years, Dr. Hastings has been engaged in a variety of employment and consulting capacities as a food scientist. Dr. Hastings has been employed by the Registrant since April 1991. Dr. Hastings is the father of Steven G. Hastings, Senior Vice President, North American Sales.

3.    RYAN A. MONTGOMERY, age 33, was appointed to the office of Executive Vice President, Worldwide Sales. Previously, Mr. Montgomery was Vice President, Sales. Mr. Montgomery served as corporate counsel from September 1999 to October 2004. Mr. Montgomery received his B.A. degree in Economics from Vanderbilt University in 1995 and graduated from Saint Louis University Law School in 1999. Mr. Montgomery is the son of Robert L. Montgomery, the Chairman, President and Chief Executive Officer, and the brother of R. Scott Montgomery, Executive Vice President and Chief Operating Officer.

4.    STEVEN G. HASTINGS, age 41, was appointed to the office of Senior Vice President, North American Sales. Previously, Mr. Hastings held the position of Vice President, Sales. Mr. Hastings was the Vice President of International Marketing from 2002 to 2004 and the Director of International Marketing from 1996 to 2002. Mr. Hastings started with the Registrant in January 1993 as Director of Marketing. Mr. Hastings graduated from the University of Illinois in 1987 with a Marketing degree and obtained his Masters in Business from Butler University in Indianapolis in 1995. Mr. Hastings is the son of Dr. Carl Hastings, Vice Chairman of the Board and Chief Scientific Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on April 2, 2007.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer